Exhibit 10.3

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (the “Agreement”), made and entered into on the date set forth below by and between Ocular Therapeutix, Inc., a Delaware corporation with its principal place of business in 36 Crosby Drive, Suite 101, Bedford, MA 01730 (the “Company”) and the party designated on the signature page below (the “Participant”).

WITNESSETH:

WHEREAS, the Company has granted to the Participant and the Participant has this day purchased from the Company shares of the Company’s common stock, par value $.0001 per share (the “Shares”), in amounts as at a price per share as set forth below, pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Plan provides that the Company may have the right to repurchase the Shares in accordance with a separate Stock Repurchase Agreement with each Participant; and

WHEREAS, a condition to the grant of the Shares to the Participant is that the Participant execute this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Right to Repurchase Upon Termination of Relationship. In the event Participant’s relationship with the Company terminates, for any reason whatsoever, whether due to voluntary or involuntary action, death, disability or otherwise, the Company shall have the right to repurchase at the original price paid therefor all or any portion of the Shares that are not Vested Shares (as defined in Section 4 below), which right may be exercised at any time and from time to time within ninety (90) days after the date of such termination.

2. Acceleration Upon Change of Control. In the event there shall occur the closing of an Acquisition, [            ] ([        ]%) of the remaining Shares that are not Vested Shares immediately prior to such closing shall immediately be deemed to become Vested Shares, pursuant to the terms of the Plan.

[Notwithstanding the above, in the event that the Participant’s relationship with the Company is terminated by the Company (which shall include for purposes of this section any successor entity) without Cause or by the Participant due to Good Reason within one (1) year following an Acquisition, then [____] Shares that are not yet Vested Shares shall be deemed to become Vested Shares, pursuant to the terms of the Plan.

For the purpose of this Section 1, “Cause” shall mean the occurrence of any of the following: (i) the Participant’s willful failure (other than as a result of illness or disability), neglect or refusal to carry out the written Company policies or the reasonable and lawful instructions of the President or Board of Directors; (ii) a material breach by Participant of his obligations under the Company’s proprietary information and inventions agreement; (iii) the Participant’s conviction of, or pleading guilty or no contest to, a felony; (iv) a willful act or omission by the Participant against the interests of the Company or which causes or is intended to cause substantial harm to the Company or its stockholders; or (v) the commission by the Participant of an act of fraud or embezzlement upon the Company.

For the purpose of this Section 1, “Good Reason” shall mean the occurrence of any of the following circumstances without the Participant’s express written consent: (i) a material reduction in Participant’s position in responsibilities or compensation relative to his then current position in responsibilities or compensation, (ii) breach by the Company of its obligation to pay the Participant’s compensation, or (iii) Participant’s relocation to, or requirement to perform significant services at, a facility or location more than sixty (60) miles from his then-current work location.]

3. Exercise of Right of Repurchase. The Company may exercise its right of repurchase by providing written notice to the Participant stating the number of Shares to be repurchased, the aggregate price to be paid (the “Repurchase Price”) and the date (the “Repurchase Date”) such repurchase shall occur (which shall be a date not fewer than five (5) and not more than thirty (30) days from the date of such notice). On the Repurchase Date, the Company shall deliver the Repurchase Price to the Participant, by check or wire of immediately available funds, against delivery of the certificate or certificates representing the Shares to be repurchased and duly endorsed stock powers.

4. Vesting of Shares. So long as the Participant continues his or her relationship with the Company, the Shares will be deemed to become “Vested Shares” as set forth on the signature page below.

5. Restrictions on Transfers. Other than as set forth herein, Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Shares, or any interest therein, unless and until such Shares are Vested Shares. Thereafter, if, at any time after the date of this Agreement, Participant or Participant’s transferee desires to sell or transfer Shares, Participant shall first offer such Shares for sale to the Company by means of a written notice (the “Transfer Notice”) stating the name and address of each proposed transferee and the terms and conditions upon which Purchaser proposes to dispose of such Shares. For a period of thirty (30) days following receipt by the Company of the Transfer Notice, the Company shall have the right to purchase such Shares upon the same terms as (or terms as similar as reasonably possible to) the terms contained in the Transfer Notice (the “Right of First Refusal”). If the Company desires to exercise the Right of First Refusal, it shall so notify the Participant in writing within such thirty-day period. In the event the

Shares are not disposed of on the terms proposed in the Transfer Notice within thirty (30) days following the lapse of the right of first refusal, or if at any time Purchaser proposes to change the price or other terms to make them more favorable to the buyer, then the Shares shall once again be subject to the right of first refusal. Thereafter, such Shares may be transferred only pursuant to the specific terms and conditions set forth in the Corporation’s Right of First Refusal and Co-Sale Agreement, between the Corporation and its stockholders, as may be established, amended or restated from to time. The Participant shall execute a counterpart signature page to such Agreement, or any such amendments and restatements, as may be requested by the Corporation from time to time.

6. Term. This Agreement shall terminate immediately prior to (a) the consummation of the Company’s initial public offering of equity securities under Securities Act of 1933, as amended, or (b) the tenth anniversary of the date of this Agreement, whichever occurs first.

7. Failure to Deliver Shares. If the Participant becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the defaulting Participant the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Participant, shall cancel on its books the certificate or certificates representing the Shares to be sold, and all of the defaulting Participant’s rights in and to such Shares shall terminate.

8. Specific Enforcement. The Participant expressly agrees that the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by Participant, the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

9. Legend. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Participant shall bear a legend substantially as follows:

“Any sale, assignment, transfer or other disposition of, or the voting of, the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Stock Repurchase Agreement. A copy of said Agreement is on file with the Secretary of the Corporation.”

10. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his, her or its address specified on the signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

11. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

12. Governing Law; Successors and Assigns. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

14. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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OCULAR THERAPEUTIX, INC.

Stock Repurchase Agreement

Specific Terms and Counterpart Signature Page

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth below.

Number of Shares:

Price Per Share:

Vesting Commencement Date

Vesting	[Insert Vesting Schedule.]

COMPANY:

OCULAR THERAPEUTIX, INC.

By:
Name:
Title:

PARTICIPANT:

Print Name:

Date: